EXHIBIT 23.3

599 Lexington Avenue New York, NY 10022-6069 +1.212.848.4000

August 5, 2022

Morgan Stanley
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our Consent dated February 24, 2022, in our capacity as tax counsel to Morgan Stanley and Morgan Stanley Finance LLC, appearing as Exhibit 23.2 to the Annual Report on Form 10-K of Morgan Stanley for the year ended December 31, 2021.

Very truly yours,

/s/ Shearman & Sterling LLP